Execution Version

SECURITY AGREEMENT

dated December 10, 2024
among
The Grantors referred to herein,
as Grantors
and
GLAS USA LLC,
as Collateral Agent

Schedules:
Schedule I    -    Location, Chief Executive Office, Jurisdiction of Organization, Organizational Identification Number, Tax Identification Number, Prior Names, etc.
Schedule II    -    Equipment and Inventory
Schedule III    -    Pledged Interests
Schedule IV    -    Patents, Trademarks and Copyrights
Schedule V    -    Commercial Tort Claims
Schedule VI    -    Pledged Debt

Exhibits:
Exhibit A    -    Form of Security Agreement Supplement
Exhibit B    -    Form of Intellectual Property Security Agreement

i

SECURITY AGREEMENT dated December 10, 2024 (this “Agreement”), among ABACUS LIFE, INC., a Delaware corporation (the “Borrower”), the other Persons listed on the signature pages hereof as Subsidiary Grantors (the “Subsidiary Grantors”), the Additional Grantors (as hereinafter defined) from time to time party hereto (the Borrower and the Subsidiary Grantors and such Additional Grantors being, collectively, the “Grantors”), and GLAS USA LLC, as Collateral Agent (in such capacity, together with any successor collateral agent, the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement).
PRELIMINARY STATEMENTS
WHEREAS the Borrower has entered into that certain Credit Agreement dated of the date hereof by and among the Borrower, GLAS USA LLC, as the Administrative Agent (in such capacity, together with any successor administrative agent, the “Administrative Agent”), the Collateral Agent and the Lenders from time to time party thereto (as amended, restated, amended and restated, supplemented, replaced, refinanced or otherwise modified from time to time (including any increases of the principal amount outstanding thereunder), the “Credit Agreement”), providing for, among other things, the making of Loans to the Borrower, as contemplated therein.
WHEREAS, pursuant to the Credit Agreement, the Grantors are entering into this Agreement in order to grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in the Collateral (as hereinafter defined).
WHEREAS pursuant to the Guaranty, each Guarantor has jointly and severally guaranteed to the Secured Parties the payment when due of all Guaranteed Obligations as described therein.
WHEREAS, it is a condition precedent to the making of the Loans by the Lenders from time to time that the Grantors shall have granted the security interests and made the pledges contemplated by this Agreement.
WHEREAS, each Grantor will derive substantial direct and indirect benefit from the transactions contemplated by the Loan Documents.
NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, and in order to induce the Lenders to make Loans from time to time each Grantor hereby agrees with the Collateral Agent for the benefit of the Secured Parties as follows:
Section 1.    Defined Terms. Terms defined in the Credit Agreement and not otherwise defined in this Agreement are used in this Agreement as defined in the Credit Agreement; provided that terms defined in Article 8 or 9 of the UCC are used in this Agreement as such terms are defined in such Article 8 or 9 (including Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Equipment, Financial Assets, Fixtures, General Intangibles, Payment Intangibles, Goods, Instruments, Inventory, Investment Property, Letter of Credit Rights, Securities Accounts, Securities Intermediary, Security, Security Entitlements, Supporting Obligations and Uncertificated Security). The rules of construction specified in Article 1 of the Credit Agreement also apply to this Agreement, mutatis mutandis.
As used in this Agreement, the following terms shall have the meanings set forth below:

“Applicable Date” means (a) in the case of any Grantor (other than an Additional Grantor), the date hereof, and (b) in the case of any Additional Grantor, the date of the Security Agreement Supplement executed and delivered by such Additional Grantor.
“Software” means all intellectual property rights in computer software, programs and databases (including source code, object code and all related applications and data files), firmware and documentation and materials relating thereto and any substitutions, replacements, improvements, error corrections, updates and new versions of any of the foregoing.
“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.
Section 2.    Grant of Security. As collateral security for the payment or performance, as the case may be, in full when due of the Secured Obligations (as defined below), each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in such Grantor’s right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the “Collateral”):
(a)    all Accounts;
(b)    all cash and Cash Equivalents;
(c)    all Chattel Paper;
(d)    all Commercial Tort Claims set forth on Schedule V hereto (as supplemented from time to time or for which notice is required to be provided herein);
(e)    all Deposit Accounts and Securities Accounts (other than Excluded Accounts);
(f)    all Documents;
(g)    all Equipment;
(h)    all Fixtures;
(i)    all General Intangibles, including all Payment Intangibles;
(j)    all Goods;
(k)    all Instruments;
(l)    all Inventory;
(m)    all Letter of Credit Rights;
(n)    the following (the “Security Collateral”):
(i)    solely in the case of Grantors, all intercompany Indebtedness from time to time owed to such Grantor (all such intercompany Indebtedness whether or not so set forth being the

“Pledged Debt”), and the instruments and promissory notes, if any, evidencing such intercompany Indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt; and
(ii)    all Equity Interests of any Subsidiary (except for Excluded Stock) from time to time acquired, owned or held directly by such Grantor in any manner, including the Equity Interests owned or held by each Grantor set forth opposite such Grantor’s name on and otherwise described on Schedule III (as such Schedule III may be supplemented from time to time by supplements to this Agreement) (all such Equity Interests whether or not so set forth being the “Pledged Interests”), and the certificates, if any, representing such shares or units or other Equity Interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other Equity Interests and all warrants, rights or options issued thereon or with respect thereto; provided that such Grantor shall not be required to pledge, and the terms “Pledged Interests” and “Security Collateral” used in this Agreement shall not include, any Equity Interests that constitute Excluded Assets; and
(o)    all Investment Property and all Financial Assets, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange therefor and all warrants, rights or options issued thereon or with respect thereto;
(p)    all licenses, permits, rights, orders, variances, franchises or authorizations from any governmental authority or agency;
(q)    the following (collectively, the “Intellectual Property Collateral”) with respect to any Grantor to the extent governed by, arising under, pursuant to, or by virtue of, the laws of the United States of America:
(i)    all patents, patent applications, and all patentable inventions, including those claimed or disclosed therein and all improvements thereto (“Patents”);
(ii)    all trademarks, trademark applications, service marks, domain names, trade dress, logos, designs, slogans, trade names, business names, corporate names and other source identifiers, whether registered or unregistered (provided that no security interest shall be granted in any United States “intent-to-use” application for registration of a trademark filed pursuant to Section 1(b) of the Lanham Act prior to the filing and acceptance of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, to the extent that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability, or result in the voiding, of such intent-to-use trademark application (or any registration that may issue therefrom) under applicable law, rule or regulation), together, in each case, with the goodwill symbolized thereby (“Trademarks”);
(iii)    all copyrights, including copyrights in Software, copyrightable works, works of authorship, internet web sites and the content thereof, whether registered or unregistered (“Copyrights”);

(iv)    all trade secrets and all other confidential or proprietary information and know-how, including manufacturing and production processes and techniques, inventions, innovations, research and development information, databases and data, including technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information (collectively, “Trade Secrets”);
(v)    all registrations and applications for registration for any of the foregoing in the United States Patent and Trademark Office or the United States Copyright Office, including the registrations and applications set forth in Schedule IV hereto (as such Schedule IV may be supplemented from time to time by supplements to this Agreement, each such supplement being substantially in the form of Exhibit B hereto executed by such Grantor in favor of the Collateral Agent from time to time), together with all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations thereof, if any; and
(vi)     any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages;
(r)    all books and records (including customer lists, marketing information, credit files, marketing and sales materials and literature, computer software, computer hardware, computer disks and tapes and other storage media, printouts and other computer output materials and records) of such Grantor pertaining to any of the Collateral;
(s)    all other tangible and intangible personal property of whatever nature whether or not covered by Article 9 of the UCC; and
(t)    all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and Supporting Obligations relating to, any and all of the Collateral (including proceeds, collateral and Supporting Obligations that constitute property of the types described in clauses (a) through (q) of this Section 2), and, to the extent not otherwise included, all payments under insurance (whether or not the Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral;
provided that (i) notwithstanding anything to the contrary contained in the foregoing clauses (a) through (t), the security interest created by this Agreement shall not extend to, and the terms “Collateral,” “Security Collateral,” “Agreement Collateral,” “Intellectual Property Collateral”, “Pledged Interest” and other terms defining the components of the Collateral in the foregoing clauses (a) through (t) shall not include Excluded Assets, (ii) notwithstanding anything to the contrary contained in the foregoing clauses (a) through (t), no Grantor shall be required to take any action or enter into any agreement in contravention of the Perfection Exceptions (as defined in the Credit Agreement) (iii) the covenants, representations and warranties or other agreements of any Grantor with respect to Collateral shall not at any time be deemed to apply to any property or asset constituting an Excluded Asset, and until such property or asset ceases to constitute an Excluded Asset and (iv) no representation, warranty or covenant contained in this Agreement or any other Loan Document shall apply to any Excluded Asset for so long as such asset remains an Excluded Asset.

Section 3.    Security for Obligations. This Agreement secures, in the case of each Grantor, the payment of all Obligations of such Grantor now or hereafter existing under the Loan Documents (as such Loan Documents may be amended, amended and restated, supplemented, replaced, refinanced or otherwise modified from time to time (including any increases of the principal amount outstanding thereunder)), whether voluntary or involuntary, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise (all such Obligations being the “Secured Obligations”). Without limiting the generality of the foregoing, this Agreement secures, as to each Grantor, the payment of all amounts that constitute part of the Secured Obligations that would be owed by such Grantor to any Secured Party under the Loan Documents but for the fact that they are unenforceable or not allowable due to the effects of Debtor Relief Laws.
Section 4.    Grantors Remain Liable. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable (as between itself and any relevant counterparty) under the contracts and agreements included in such Grantor’s Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent (acting at the direction of the Required Lenders) of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Loan Document, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.
Section 5.    Delivery and Control of Security Collateral.
(a)    All certificates, if any, representing or evidencing the Pledged Interests (other than Pledged Interests constituting Certificated Securities of Immaterial Subsidiaries, Unrestricted Subsidiaries or non-Subsidiaries with a Fair Market Value of less than $3,000,000) and all instruments representing or evidencing the Pledged Debt in an individual amount in excess of $3,000,000 shall be (i) with respect to any such Pledged Interests owned by the Grantors on the Closing Date, including those identified on Schedule III and Pledged Debt owed to a Grantor on the Closing Date, including those identified on Schedule VI, except for any items referred to on Schedule 6.13(b) of the Credit Agreement, on the Closing Date, and (ii) except as otherwise set forth in Section 6.12 of the Credit Agreement, with respect to all other such Security Collateral that constitutes Certificated Securities acquired by any Grantor after the Closing Date, promptly (and in any event within sixty (60) days of the acquisition thereof (or such longer period as the Collateral Agent may agree (at the direction of the Required Lenders)), delivered to and held by or on behalf of the Collateral Agent pursuant hereto and subject to Section 4.01 of the Credit Agreement, and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent and the Required Lenders. During the continuation of an Event of Default the Collateral Agent (at the direction of the Required Lenders) shall have the right, at any time in its discretion, to (i) upon written notice to the Borrower and the applicable Grantor, transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Security Collateral, subject only to the revocable rights specified in Section 11(a), (ii) exchange certificates or instruments representing or evidencing Security Collateral for certificates or instruments of smaller or larger denominations and (iii) convert Security Collateral consisting of Financial Assets credited to any Securities Account constituting Collateral to Security Collateral consisting of Financial Assets held directly by the Collateral Agent, and to convert Security Collateral consisting of Financial Assets held directly by the Collateral Agent to Security Collateral consisting of Financial Assets credited to any Securities Account.
(b)    [reserved]
(c)    With respect to any Security Collateral in which any Grantor has any right, title or interest and that constitutes an Uncertificated Security of a Subsidiary (but only to the extent that the issuer thereof is wholly-owned by one or more Grantors), such Grantor will cause the issuer thereof (at the option of the Collateral Agent (acting at the direction of the Required Lenders)) to agree in an authenticated record with such Grantor and the Collateral Agent that such issuer will comply with instructions with respect to such security originated by the Collateral Agent or a Required Lender, upon an Event of Default, without further consent of such Grantor, such authenticated record to be in form and substance reasonably satisfactory to and mutually agreed between the Collateral Agent (acting at the direction of the Required Lenders), and to the extent the issuer is a party hereto, such issuer hereby acknowledges and agrees to comply with instructions with respect to such security originated by the Collateral Agent or a Required Lender upon an Event of Default. During the continuation of an Event of Default, with respect to any Security Collateral in which any Grantor has any right, title or interest and that is not an Uncertificated Security, such Grantor will promptly (and in any event within five (5) Business Days) notify each issuer of Pledged Interests that such Pledged Interests are subject to the security interests granted hereunder.
(d)    With respect to any interest in any limited liability company or limited partnership constituting Security Collateral in which any Grantor has any right, title or interest, on the date hereof or in the future, that constitutes a “security” within the meaning of Article 8 of the UCC and is governed by Article 8 of the UCC (but only to the extent that the issuer thereof is (a) wholly-owned and (b) organized under the laws of a State of the United States or the District of Columbia), such Grantor agrees that (i) such interest shall be certificated and (ii) each such interest shall at all times hereafter continue to be such a security and represented by such certificate. With respect to any interest in any limited liability company or limited partnership constituting Security Collateral in which any Grantor has any right, title or interest, on the date hereof or in the future, and that does not constitute a “security” within the meaning of Article 8 of the UCC (but only to the extent that the issuer thereof is (a) wholly-owned and (b) organized under the laws of a State of the United States or the District of Columbia), such Grantor agrees that at no time shall such Grantor elect to treat any such interest as a “security” within the meaning of Article 8 of the UCC, nor shall such interest be represented by a certificate, unless such Grantor provides prompt written notification to the Collateral Agent of such election and such interest is thereafter represented by a certificate that is promptly delivered to the Collateral Agent pursuant to the terms hereof.
(e)    During the continuation of an Event of Default, such Grantor will promptly (and in any event within five (5) Business Days) notify each issuer of Pledged Debt that such Pledged Debt is subject to the security interests granted hereunder.
Section 6.    Electronic Chattel Paper, Transferable Records; Giving Notice of Commercial Tort Claims; Letter of Credit Rights.
(a)    during the continuation of an Event of Default, promptly upon written request of the Collateral Agent (acting at the direction of the Required Lenders), each Grantor will (i) furnish to the Collateral Agent a list of all Electronic Chattel Paper, (ii) maintain all Electronic Chattel Paper having an individual value in excess of $3,000,000 so that the Collateral Agent has control of such Electronic Chattel Paper in the manner specified in Section 9-105 of the UCC and (iii) maintain all transferable records having an individual value in excess of $3,000,000 so that the Collateral Agent has control of such transferable records in the manner specified in Section 16 of the Uniform Electronic Transactions Act, as in effect in the jurisdiction governing such transferable record (“UETA”);
(b)    each Grantor will give prompt notice (and in any event within thirty (30) days of the existence thereof (or such longer period as the Collateral Agent may agree at the direction of the Required Lenders)) to the Collateral Agent of any individual Commercial Tort Claim with a claimed amount in excess of $3,000,000 that has arisen and will promptly (and in any event within 60 days of the existence thereof (or such longer period as the Collateral Agent may agree at the direction of the Required Lenders)), execute or otherwise authenticate a supplement to this Agreement and otherwise take all necessary action to subject such Commercial Tort Claim to the security interest created under this Agreement; and
(c)    each Grantor, by granting a security interest in Letter of Credit Rights to the Collateral Agent, intends to (and hereby does) assign to the Collateral Agent its rights (including its contingent rights) to the proceeds of all such Letter of Credit Rights of which it is or hereafter becomes a beneficiary or assignee (it being understood that no actions shall be required to perfect a security interest in Letter of Credit Rights other than filing of a UCC financing statement). Upon the occurrence and continuation of an Event of Default at the request of the Collateral Agent (acting at the direction of the Required Lenders), each Grantor will, (i) promptly (but in any event within five (5) Business Days) notify (and such Grantor hereby authorizes the Collateral Agent to notify) the issuer and each nominated person with respect to each of the letters of credit that the Letter of Credit Rights have been assigned to the Collateral Agent hereunder and any payments due or to become due in respect thereof are to be made directly to the Collateral Agent or its designee and (ii) arrange for the Collateral Agent to become the transferee beneficiary of such letter of credit.
Section 7.    Representations and Warranties. Each Grantor represents and warrants to the Collateral Agent, for the benefit of the Secured Parties, as follows (it being understood that none of the foregoing applies to the Excluded Assets):
(a)    as of and after the Applicable Date, except as otherwise notified to the Collateral Agent and the Required Lenders pursuant to Section 9(a), (i) such Grantor’s exact legal name, as defined in Section 9-503(a) of the UCC, type of organization, jurisdiction of organization or incorporation, organizational identification number (if any) and taxpayer identification number (if any), is correctly set forth on Schedule I hereto (as such Schedule I may be supplemented from time to time by supplements to this Agreement), (ii) such Grantor is located (within the meaning of Section 9-307 of the UCC) and has its chief executive office, in the state or jurisdiction set forth on Schedule I hereto and (iii) such Grantor has no trade names other than as listed on Schedule I hereto and as of the Applicable Date, within the five (5) years preceding the Applicable Date, has not changed its name, location, chief executive office, type of organization, jurisdiction of organization or incorporation, organizational identification number (if any) or taxpayer identification number (if any) from those set forth on Schedule I, except as described on Schedule I;
(b)    as of the Applicable Date and subject to Section 4.01 of the Credit Agreement, (i) all Pledged Interests consisting of certificated securities and (ii) all Pledged Debt evidenced or represented by instruments in an aggregate principal amount in excess of $3,000,000 have been delivered to the Collateral Agent in accordance herewith and with the Credit Agreement;

(c)    such Grantor is the legal and beneficial owner of the Collateral granted or purported to be granted by it, free and clear of any Lien, claim, option or right of others, except for the security interests created under this Agreement and Liens permitted under Section 7.01 of the Credit Agreement;
(d)    as of the Applicable Date, the Pledged Interests pledged by such Grantor constitute the percentage of the issued and outstanding Equity Interests of the issuers thereof indicated on Schedule III hereto.
(e)    upon the filing of appropriate financing statements in the appropriate filing office and the recordation of the Intellectual Property Security Agreement (as hereinafter defined) with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, all actions reasonably necessary to perfect the security interest, so far as perfection is possible under relevant law and required under the Loan Documents, in the Collateral of such Grantor created under this Agreement with respect to which a Lien may be perfected by filing pursuant to the UCC or 35 U.S.C. §261, 15 U.S.C. §1060 or 17 U.S.C. §205 shall have been duly made or taken and will be in full force and effect, and this Agreement creates in favor of the Collateral Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected, so far as perfection is possible under relevant law and required under the Loan Documents, first priority security interest in such Collateral of such Grantor (subject to the Perfection Exceptions and Liens permitted by Section 7.01 of the Credit Agreement), securing the payment of the Secured Obligations to the extent provided herein;
(f)    as of the Applicable Date and except as would not reasonably be expected to have a Material Adverse Effect:
(i)    the Intellectual Property Collateral set forth on Schedule IV hereto includes all of the issued U.S. Patents and U.S. Patent applications, registered U.S. Trademarks and U.S. Trademark applications and registered U.S. Copyrights owned by such Grantor;
(ii)    such Grantor is the sole and exclusive owner of the entire right, title and interest in and to all Intellectual Property Collateral listed on Schedule IV (as such schedule may be amended or supplemented from time to time), and, to such Grantor’s knowledge, owns or has the valid right to use all other Intellectual Property reasonably necessary for the operation of its business, as currently conducted, free and clear of all Liens, except Liens permitted pursuant to Section 7.01 of the Credit Agreement;
(iii)    the operation of such Grantor’s business is not infringing, misappropriating, or otherwise violating in any material respect upon any U.S. Intellectual Property right of any other Person;
(iv)    [reserved];
(v)    [reserved];
(vi)    [reserved];
(vii)    [reserved];
(viii)    to such Grantor’s knowledge, (A) none of the material Trade Secrets of such Grantor has been divulged, disclosed or appropriated to the detriment of such Grantor for the benefit of any Person other than such Grantor, except as set forth on Schedule IV and (B) such

Grantor has taken commercially reasonable measures to protect the confidentiality of such Grantor’s material Trade Secrets; and
(g)    such Grantor has no Commercial Tort Claims with an individual claimed value in excess of $3,000,000 other than those listed in Schedule V and additional Commercial Tort Claims as to which such Grantor has complied with the requirements of Section 6(b).
Section 8.    Further Assurances.
(a)    Each Grantor agrees that from time to time, at the sole expense of such Grantor, such Grantor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be necessary or that the Collateral Agent (acting at the direction of the Required Lenders) may reasonably request, in order to perfect and protect any pledge or security interest granted or purported to be granted by such Grantor hereunder or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral of such Grantor, subject in each case to the Perfection Exceptions. Without limiting the generality of the foregoing, each Grantor will, upon the Collateral Agent’s reasonable request, within thirty (30) days with respect to Collateral of such Grantor, in each case, subject to the Perfection Exceptions and the deadlines, thresholds and exceptions set forth in the Credit Agreement and this Agreement: (i) if any such Collateral with a Fair Market Value in excess of $3,000,000 shall be evidenced by a promissory note or other instrument or Chattel Paper, deliver and pledge to the Collateral Agent hereunder such note or instrument or Chattel Paper duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Collateral Agent; (ii) execute or authenticate and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be reasonably necessary or desirable, or as the Collateral Agent (acting at the direction of the Required Lenders) may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted by such Grantor hereunder; notwithstanding anything to the contrary herein or in any Loan Document, the Grantors shall not have any obligation to perfect any security interest granted hereunder in any Intellectual Property Collateral in any jurisdiction other than the United States; (iii) deliver and pledge to the Collateral Agent for the benefit of the Secured Parties certificates representing Security Collateral that constitutes Certificated Securities, accompanied by undated stock or bond powers executed in blank (to the extent required to be pledged pursuant to the Credit Agreement or this Agreement); and (iv) deliver to the Collateral Agent evidence that all other actions that the Collateral Agent (at the direction of the Required Lenders) may deem reasonably necessary in order to perfect and protect the security interest granted or purported to be granted by such Grantor under this Agreement has been taken, subject, in each case, to the Perfection Exceptions.
(b)    Each Grantor hereby authorizes the Collateral Agent (without obligation) to file at any time or from time to time, one or more UCC financing or continuation statements, and amendments thereto, including one or more UCC financing statements indicating that such financing statements cover all assets or all personal property (or words of similar effect) of such Grantor, in each case without the signature of such Grantor, and regardless of whether any particular asset described in such financing statements falls within the scope of the UCC or the granting clause of this Agreement.
Notwithstanding anything to the contrary set forth herein, in no event will (i) any security interest be created in any Excluded Asset, or any Excluded Asset be required to be pledged or made Collateral, (ii) any Grantor be required to take any action in furtherance of creating or perfecting a security interest in any Excluded Asset or in furtherance of any pledge of any Excluded Asset and (iii)

any Grantor be required, nor will the Collateral Agent be authorized, to take any action that would be in contravention of the Perfection Exceptions.
Section 9.    Post-Closing Changes; Bailees and Accounts.
(a)    If any Grantor changes its name, type of organization, jurisdiction of organization or incorporation, organizational identification number (if any), chief executive office or taxpayer identification number (if any) from those listed on Schedule I it will give prompt written notice to the Collateral Agent (but in any event no later than thirty (30) days following such change (or such longer period as the Collateral Agent may agree (at the direction of the Required Lenders)) and take all action required or reasonably requested by the Collateral Agent (at the direction of the Required Lenders) for the purpose of maintaining the perfection of, or protecting, the security interest granted by this Agreement.
(b)    [reserved].
(c)    Except as otherwise provided in this Section 9(c), each Grantor may continue to collect, at its own expense, in its reasonable discretion, all amounts due or to become due to such Grantor under its Accounts. In connection with such collections, such Grantor may take (and, at the direction of the Collateral Agent (acting at the direction of the Required Lenders) during the continuation of an Event of Default, shall take) such commercially reasonable action as such Grantor (or during the continuance of an Event of Default, the Collateral Agent (acting at the direction of the Required Lenders)) may deem necessary to enforce collection thereof; provided, that the Collateral Agent shall have the right at any time upon the occurrence and during the continuance of an Event of Default and upon written notice to such Grantor of its intention to do so, to notify the obligors under any Accounts, of the assignment of such Accounts to the Collateral Agent and to direct such obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Accounts, to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done, and to otherwise exercise all rights with respect to such Accounts, including those set forth set forth in Section 9-607 of the UCC. After receipt by any Grantor of the notice from the Collateral Agent referred to in the proviso to the preceding sentence during the continuation of an Event of Default, (i) all amounts and proceeds (including instruments) received by such Grantor in respect of the Accounts, of such Grantor shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be either (A) released to such Grantor to the extent permitted under the terms of the Credit Agreement to the extent an Event of Default no longer shall be continuing or (B) if any Event of Default shall have occurred and be continuing, applied as provided in Section 8.03 of the Credit Agreement and (ii) except with the consent of the Collateral Agent, such consent not to be unreasonably withheld, conditioned or delayed, such Grantor will not adjust, settle or compromise the amount or payment of any Account, release wholly or partly any obligor thereof, or allow any credit or discount thereon, other than in the ordinary course of business.
Section 10.    As to Intellectual Property Collateral. Each Grantor hereby covenants and agrees as follows: (a) except with respect to Dispositions of Intellectual Property Collateral permitted pursuant to the Credit Agreement, with respect to each item of its material Intellectual Property Collateral owned by a Grantor and set forth in Schedule IV, each Grantor agrees to take, at its expense, commercially reasonable steps, including in the United States Patent and Trademark Office and the United States Copyright Office, to (i) maintain the validity and enforceability of such registered or applied-for material Intellectual Property Collateral and maintain such Intellectual Property Collateral in full force and effect, and (ii) pursue the registration (to the extent registrable) and maintenance of each application and registration for any Patent, Trademark or Copyright owned by such Grantor, now or hereafter included in such Intellectual Property Collateral that is not being protected as a Trade Secret and should, in the reasonable judgment of such Grantor be registered and maintained, including the payment of required fees and taxes, the filing of responses to objections issued by the United States Patent and Trademark Office and the United States Copyright Office, the filing of applications for renewal or extension, and the payment of maintenance fees, except, in each case, (A) as permitted by the Loan Documents, (B) where such Intellectual Property Collateral is not or longer is used in, necessary for or material to the business of the Grantors, taken as a whole, or (C) to the extent failure to do so would not reasonably be expected to cause a Material Adverse Effect.
(b)    Except as would not reasonably be expected to have a Material Adverse Effect, each Grantor shall use proper marking or symbols, such as ® or ©, if required by law, in connection with its use of owned Intellectual Property Collateral.
(c)    [reserved].
(d)    Each Grantor shall take commercially reasonable steps to protect the secrecy of all material Trade Secrets.
(e)    [reserved].
(f)    [reserved].
(g)    [reserved].
(h)    [reserved].
(i)    Notwithstanding the foregoing, each Grantor may refrain from taking, or shall be permitted to take, as the case may be, any actions otherwise prohibited or required by the immediately preceding clauses (a) - (b) with respect to Intellectual Property Collateral which it reasonably determines is no longer used or useful in, no longer economically practicable to maintain in, or no longer material to, the conduct of the business (including by abandoning, failing to defend or maintain or causing any such Intellectual Property Collateral to become unenforceable, abandoned, invalidated or publicly available).
(j)    [reserved].
(k)    With respect to Intellectual Property Collateral set forth in Schedule IV, except for Excluded Assets, owned by each Grantor, such Grantor agrees to execute or otherwise authenticate an agreement, in substantially the form set forth in Exhibit B hereto or otherwise in form and substance reasonably satisfactory to the Collateral Agent and the Required Lenders (an “Intellectual Property Security Agreement”), for recording the security interest granted hereunder to the Collateral Agent in such Intellectual Property Collateral with the United States Patent and Trademark Office or the United States Copyright Office, to the extent necessary to perfect in the U.S. the security interest granted hereunder in such Intellectual Property Collateral.
(l)    Without limiting Section 2, each Grantor agrees that should it obtain an ownership interest in any item of the type set forth in Section 2(q) that is not, as of the Applicable Date, a part of the Intellectual Property Collateral (“After-Acquired Intellectual Property”) (i) the provisions of this Agreement shall automatically apply thereto, and (ii) any such After-Acquired Intellectual Property and, in the case of trademarks, the goodwill symbolized thereby, shall automatically become part of the

Intellectual Property Collateral subject to the terms and conditions of this Agreement with respect thereto. Each Grantor shall, concurrently with the delivery of financial statements under Sections 6.01(a) of the Credit Agreement, execute and deliver to the Collateral Agent, or otherwise authenticate, an Intellectual Property Security Agreement covering such After-Acquired Intellectual Property that is registered or applied for with the United States Patent and Trademark Office or the United States Copyright Office.
Section 11.    Voting Rights; Dividends; Etc. (a) So long as no Event of Default shall have occurred and be continuing:
(i)    each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral of such Grantor or any part thereof for any purpose; provided, that such Grantor will not exercise or refrain from exercising any such right in a manner prohibited by the Credit Agreement;
(ii)    subject to the provisions of this Agreement, each Grantor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Security Collateral of such Grantor if and to the extent that the payment thereof is not otherwise prohibited by the terms of the Loan Documents;
(iii)    the Collateral Agent will execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to paragraph (ii) above.
(b)    Upon the occurrence and during the continuance of an Event of Default:
(i)    upon at least two (2) Business Day’s prior written notice to the Borrower and the applicable Grantor, all rights of each Grantor (x) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 11(a)(i) shall, upon such two (2) Business Day notice to such Grantor by the Collateral Agent, cease and (y) to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 11(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Security Collateral such dividends, interest and other distributions; and
(ii)    upon at least two (2) Business Day’s prior written notice to the Borrower and the applicable Grantor, all dividends, interest and other distributions that are received by any Grantor contrary to the provisions of paragraph (i) of this Section 11(b) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be promptly paid over to the Collateral Agent as Security Collateral in the same form as so received (with any necessary endorsement); provided that if such Event of Default is cured, any such dividend, interest or other distributions therefore paid to the Collateral Agent shall, upon request of the Grantors (solely to the extent such amounts are in the possession of the Collateral Agent at the time of such request and except to the extent therefore applied by the Collateral Agent and the Lenders to the Obligations), be returned by the Collateral Agent to the Grantors.

Section 12.    Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Collateral Agent such Grantor’s attorney-in-fact, which appointment shall automatically terminate upon the Termination Date (as defined below), or as to such Grantor, upon the termination or release of such Grantor’s guarantee of the Obligations, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time, upon the occurrence and during the continuance of an Event of Default, in the discretion of the Collateral Agent (at the direction of the Required Lenders), to take any action and to execute any instrument that the Collateral Agent (acting at the direction of the Required Lenders) may deem necessary to accomplish the purposes of this Agreement, including:
(a)    to obtain and adjust insurance required to be maintained by such Grantor pursuant to the Credit Agreement and/or paid to the Collateral Agent;
(b)    to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; and
(c)    to receive, indorse and collect any drafts or other instruments, documents and Chattel Paper, in connection with clause (a) or (b) above; and
(d)    to file any claims or take any action or institute any proceedings that is necessary or desirable for the collection of any of the Collateral or the rights of the Collateral Agent with respect to any of the Collateral.
The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent’s and the Secured Parties’ interest in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise such powers. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor any of their officers, directors, employees or agents shall be responsible for any failure to act hereunder.
Section 13.    Collateral Agent May Perform. If any Grantor fails to perform any agreement contained herein, the Collateral Agent may, but without any obligation to do so, itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by such Grantor under Section 16.
Section 14.    The Collateral Agent’s Duties. The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent’s and Secured Parties’ interest in the Collateral and shall not impose any duty upon it to exercise any such powers. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor any of their officers, directors, employees or agents shall be responsible for any failure to act hereunder. Except for the exercise of reasonable care with respect to the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property. The Collateral Agent shall act hereunder on the terms and conditions set forth herein and in Article 9 of the Credit Agreement.
(b)    In entering this Agreement, the Collateral Agent shall be entitled to the benefit of every provision of the Credit Agreement and the other Loan Documents relating to the Collateral Agent, including, without limitation, the provisions relating to the rights, protections, powers, indemnities, duties, exculpation or conduct of, affecting the liability of or otherwise affording protection to the Collateral Agent. Without limiting the generality of the foregoing, nothing contained in this Agreement shall require the Collateral Agent to exercise any discretionary acts, and any provision of this Guaranty, that authorize or permit the Collateral Agent to approve, consent to, disapprove, request, determine, waive, act or decline to act, in its discretion, shall be subject to the Collateral Agent receiving direction from the Required Lenders (or such other number or percentage of the Lenders as is expressly required by the Credit Agreement or any other Loan Documents) to take such action or exercise such right.
Section 15.    Remedies. If any Event of Default shall have occurred and be continuing upon written notice:
(a)    The Collateral Agent (acting at the direction of the Required Lenders) may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (i) require each Grantor to, and each Grantor hereby agrees that it will at its sole expense and upon reasonable request of the Collateral Agent promptly, assemble all or part of the Collateral as reasonably directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties; (ii) without notice except as specified below, but subject to pre-existing rights and licenses, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent (acting at the direction of the Required Lenders) may deem commercially reasonable; (iii) to the extent lawful, occupy any premises owned by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; and (iv) to the maximum extent permitted by applicable law, exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral, including (A) any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Accounts and the other Collateral, and (B) exercise all other rights and remedies with respect to the Accounts and the other Collateral, including those set forth in Section 9-607 of the UCC. Each Grantor agrees that, to the extent notice of sale shall be required by law, to the maximum extent permitted by applicable law, at least ten (10) days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. To the maximum extent permitted by applicable law, the Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
(b)    All payments received by any Grantor under or in connection with any Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be, upon request of the Administration Agent, paid over to the Collateral Agent in the same form as so received (with any necessary endorsement).

(c)    The Collateral Agent may, during the continuation of an Event of Default pursuant to the Credit Agreement, without notice to any Grantor except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Secured Obligations against any funds held with respect to any Deposit Account of a Grantor that is not an Exempt Deposit Account. For purposes of this Agreement, the term “Exempt Deposit Account” shall mean any Deposit Account owned by or in the name of a Grantor with respect to which such Grantor is acting as a fiduciary for another Person who is not a Grantor.
(d)    Any cash held by or on behalf of the Collateral Agent and all cash proceeds received by or on behalf of the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent pursuant Section 16) in whole or in part by the Collateral Agent against, all or any part of the Obligations, including all or any part of the Secured Obligations, in the manner set forth in Section 8.03 of the Credit Agreement.
(e)    If the Collateral Agent shall determine to exercise its right to sell all or any of the Security Collateral of any Grantor pursuant to this Section 15, each Grantor agrees that, upon written request of the Collateral Agent, such Grantor will, subject to pre-existing rights and licenses, at its own expense, use its commercially reasonable efforts to do or cause to be done all such other acts and things as may be necessary to make such sale of such Security Collateral or any part thereof valid and binding and in compliance with applicable law.
(f)    Subject to compliance with applicable law, including the Securities Act of 1933 and the Exchange Act and all rules and regulations thereunder, the Collateral Agent is authorized, in connection with any sale of the Security Collateral pursuant to this Section 15, to deliver or otherwise disclose to any prospective purchaser of the Security Collateral: (i) any registration statement or prospectus, and all supplements and amendments thereto; (ii) information and projections and (iii) any other information in its possession relating to such Security Collateral.
(g)    [reserved].
(h)    With respect to Intellectual Property Collateral:
(i)    [reserved];
(ii)    [reserved];
(iii)    solely for the purpose of enabling the Collateral Agent to exercise rights and remedies under this Section 15 and solely at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent, to the extent it has the right to do so, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor), limited to the duration of such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, subject to all existing Liens therein or thereupon and, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of said Trademarks, to use, operate under, license, or sublicense any Intellectual Property Collateral now owned or hereafter acquired by such Grantor, and wherever the same may be located. The use of such license by the Collateral Agent may be exercised, at the option of the Collateral Agent, only upon the occurrence any time after and during the continuation of an

Event of Default. The exercise of rights and remedies under this Section 15(h)(v) by the Collateral Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Grantor.
Section 16.    Expenses. Each Grantor will, upon demand, pay to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable and documented out-of-pocket fees and expenses of its counsel, that the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of such Grantor, (iii) the exercise or enforcement of any of the rights of the Collateral Agent or the other Secured Parties hereunder or (iv) the failure by such Grantor to perform or observe any of the provisions hereof, in each case, in the manner, and to the extent, payable or reimbursable by the Borrower pursuant to Section 10.04 of the Credit Agreement, as if such section were set forth in full herein, mutatis mutandis. Any such payment pursuant to the preceding sentence shall appropriately reduce the Borrower’s obligation to make such payment under the Credit Agreement.
Section 17.    Amendments; Waivers; Additional Grantors; Etc. (a) Subject to Section 10.01 of the Credit Agreement, no amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and, signed by the Collateral Agent and the Grantors, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Collateral Agent or any other Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. Upon the execution and delivery, or authentication, by any Person of a security agreement supplement in substantially the form of Exhibit A hereto (each a “Security Agreement Supplement”), (i) such Person shall be referred to as an “Additional Grantor” and shall be and become a Grantor hereunder, and each reference in this Agreement and the other Loan Documents to “Grantor” shall also mean and be a reference to such Additional Grantor, and each reference in this Agreement and the other Loan Documents to “Collateral” shall also mean and be a reference to the Collateral of such Additional Grantor, and (ii) the supplemental schedules I through IV attached to each Security Agreement Supplement shall be incorporated into and become a part of and supplement Schedules II through VII, respectively, hereto, and the Collateral Agent may attach such supplemental schedules to such Schedules; and each reference to such Schedules shall mean and be a reference to such Schedules as supplemented pursuant to each Security Agreement Supplement.
Section 18.    Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication or facsimile transmission) and mailed, telegraphed, telecopied, telexed, faxed, emailed or delivered to it, if to any Grantor, addressed to it in care of the Borrower at the Borrower’s address specified in Section 10.02 of the Credit Agreement, if to the Collateral Agent, at its address specified in Section 10.02 of the Credit Agreement. All such notices and other communications shall be deemed to be given or made at such time as shall be set forth in Section 10.02 of the Credit Agreement. Delivery by telecopier or in .pdf or similar format by electronic mail of an executed counterpart of any amendment or waiver of any provision of this Agreement or of any Security Agreement Supplement or Schedule hereto shall be effective as delivery of an original executed counterpart thereof.
Section 19.    Continuing Security Interest; Assignments under the Credit Agreement. This Agreement shall create a continuing security interest in the Collateral and shall to the extent provided herein (a) remain in full force and effect until the termination of the Aggregate Commitments and the payment in full in cash of the Secured Obligations (other than contingent indemnification or other contingent obligations as to which no claim has been asserted) (the “Termination Date”), (b) be binding upon each Grantor, its successors and permitted assigns and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Secured Parties and their respective successors and permitted transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including all or any portion of its Commitments, the Loans owing to it and the Note or Notes, if any, held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as provided in Section 10.07 of the Credit Agreement.
Section 20.    Release; Termination. (a)    Immediately and automatically, upon (i) any sale, transfer or other disposition of any item of Collateral of any Grantor permitted by, and in accordance with, the terms of the Loan Documents to a Person that is not a Loan Party (ii) any asset becoming an Excluded Asset, (iii) any release of a Guarantor from its Guaranty in accordance with Section 9.11 of the Credit Agreement and/or (iv) if any Collateral of any Grantor is otherwise released at the direction of the Required Lenders (or all the Lenders if required by Section 10.01 of the Credit Agreement), the Collateral Agent shall (A) at such Grantor’s sole expense (to the extent required by Section 10.04 of the Credit Agreement), execute and deliver (without recourse and without any representation or warranty of any kind (either express or implied)) to such Grantor such documents as such Grantor shall reasonably request and prepare to evidence the release of such item of Collateral from the assignment and security interest granted hereby and (B) promptly release any Lien covering any asset that has been disposed of; provided that, (y) the Grantor shall have delivered to the Collateral Agent, at least five (5) Business Days prior to the date of the proposed release, a written request for release describing the item of Collateral and the terms of the sale, lease, transfer or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a form of release for execution by the Collateral Agent, and (z) in no event shall the Collateral Agent be obligated to execute or deliver any document evidencing any release, subordination or re-conveyance without receipt of a certificate executed by a Responsible Officer of the applicable Loan Party certifying that such release, subordination or re-conveyance, as applicable, complies with this Agreement and the other Loan Documents, and that all conditions precedent to such release, subordination or re-conveyance have been complied with. Notwithstanding the terms of this Agreement other than any disposition to a Loan Party, if any Grantor disposes of any Collateral as permitted by the Credit Agreement, such Collateral shall be sold free and clear of the Liens created by this Agreement; provided that such liens shall attach to the proceeds of any such sale.
(b)    Upon the Termination Date, the pledge and security interests granted hereby shall immediately, irrevocably and automatically terminate and all rights to the Collateral shall revert to the applicable Grantor and such Collateral shall be immediately, irrevocably and automatically released from the Liens created hereby. Upon any such termination, the Collateral Agent will, at the applicable Grantor’s expense (to the extent required by Section 10.04 of the Credit Agreement), execute and deliver to such Grantor such documents (without recourse and without any representation or warranty of any kind (either express or implied)) as such Grantor shall reasonably request and prepare to evidence such termination.
(c)     If any Guarantor ceases to become a Subsidiary or becomes an Excluded Subsidiary as a result of a transaction or event permitted by the Credit Agreement, all Collateral held by such Guarantor shall be immediately and automatically released from the Liens created hereby, and the Guarantees of such Guarantor made herein shall immediately and automatically terminate and such Guarantor shall immediately and automatically be released from all obligations hereunder and under any other Loan

Document, and the Collateral Agent, at the request and (to the extent required by Section 10.04 of the Credit Agreement) sole expense of such Guarantor, shall promptly execute and deliver to such Guarantor all releases or other documents reasonably necessary or desirable to evidence such release and termination, in accordance with Section 9.11 of the Credit Agreement. Notwithstanding anything contained herein to the contrary, in no event shall the Collateral Agent be obligated to execute or deliver any document under this Section 20 without receipt of a certificate executed by a Responsible Officer of the applicable Guarantor certifying that such release complies with this Agreement and the other Loan Documents, and that all conditions precedent to such release have been complied with.
Section 21.    Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement in .pdf or similar format by electronic mail shall be effective as delivery of an original executed counterpart of this Agreement.
Section 23.    Governing Law; Jurisdiction; Etc.
(a)    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)    SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY TO THE EXCLUSIVE GENERAL JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK FOR THE COUNTY OF NEW YORK (THE “NEW YORK SUPREME COURT”), AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK (THE “FEDERAL DISTRICT COURT”, AND TOGETHER WITH THE NEW YORK SUPREME COURT, THE “NEW YORK COURTS”) AND APPELLATE COURTS FROM EITHER OF THEM; PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE (I) ANY AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS (IN WHICH CASE ANY PARTY SHALL BE ENTITLED TO ASSERT ANY CLAIM OR DEFENSE, INCLUDING ANY CLAIM OR DEFENSE THAT THIS SECTION 23 WOULD OTHERWISE REQUIRE TO BE ASSERTED IN A LEGAL ACTION OR PROCEEDING IN A NEW YORK COURT), OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE COLLATERAL AGENT OR ANY OTHER AGENT, (II) ANY PARTY FROM BRINGING ANY LEGAL ACTION OR PROCEEDING IN ANY JURISDICTION FOR THE RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT, (III) IF ALL SUCH NEW YORK COURTS DECLINE JURISDICTION OVER ANY PERSON, OR DECLINE (OR, IN THE CASE OF THE FEDERAL DISTRICT COURT, LACK) JURISDICTION OVER ANY SUBJECT MATTER OF SUCH ACTION OR PROCEEDING, A LEGAL ACTION OR PROCEEDING MAY BE BROUGHT WITH RESPECT THERETO IN ANOTHER COURT HAVING JURISDICTION AND (IV) IN THE EVENT A LEGAL ACTION OR PROCEEDING IS BROUGHT AGAINST ANY PARTY HERETO OR INVOLVING ANY OF ITS ASSETS OR PROPERTY IN ANOTHER COURT (WITHOUT ANY COLLUSIVE ASSISTANCE BY SUCH PARTY OR ANY OF ITS SUBSIDIARIES OR AFFILIATES), SUCH PARTY FROM ASSERTING A CLAIM OR DEFENSE (INCLUDING ANY CLAIM OR DEFENSE THAT THIS SECTION 23 WOULD OTHERWISE REQUIRE TO BE ASSERTED IN A LEGAL ACTION OR PROCEEDING IN A NEW YORK COURT) IN ANY SUCH ACTION OR PROCEEDING.

(c)    WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 23(B). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 18. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
Section 24.    Survival of Agreement. All representations and warranties made by the Grantors hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation (other than contingent indemnification or other obligations as to which no claim has been asserted) hereunder shall remain unpaid or unsatisfied.

[Signature Pages Follow]

IN WITNESS WHEREOF, each Grantor and the Collateral Agent have caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first written above.
BORROWER:
ABACUS LIFE, INC.

By:
Name:
Title:

SUBSIDIARY GRANTORS:
ABACUS SETTLEMENTS, LLC
LONGEVITY MARKET ASSETS, LLC
LMA SERIES, LLC
LMA INCOME SERIES GP, LLC
LMA INCOME SERIES II GP, LLC
By:
Name:
Title:
GLAS USA LLC,
as Collateral Agent
By:
Name:
Title:

[Signature Page to Security Agreement]

SCHEDULES
I    Location, Chief Executive Office, Jurisdiction of Organization, Organizational Identification Number, Tax Identification Number, Prior Names, etc.
II    Equipment and Inventory
III    Pledged Interests
IV    Intellectual Property
V    Commercial Tort Claims
VI    Pledged Debt

SCHEDULE I
TO SECURITY AGREEMENT
Chief Executive Office

Grantor	Jurisdiction of Organization	Address	Organizational Identification Number	Tax Identification Number

Prior Names, Etc.

Grantor	Description of Change	Date of Change

[RESERVED]SCHEDULE II
TO SECURITY AGREEMENT
EQUIPMENT AND INVENTORY

SCHEDULE III
TO SECURITY AGREEMENT
PLEDGED INTERESTS

Current Legal Entities Owned	Jurisdiction of Incorporation	Record Owner	Certificate No.	Outstanding Equity Securities Owned	Percent Pledged

SCHEDULE IV
TO SECURITY AGREEMENT
INTELLECTUAL PROPERTY

UNITED STATES PATENTS AND PATENT APPLICATIONS

Patent /Application	Publication Number	Filing/ Registration Date	Owner	Filing Location

UNITED STATES TRADEMARK APPLICATIONS AND REGISTRATIONS

Mark/Application	Serial/ Registration Number	Filing/ Registration Date	Owner	Filing Location

U.S. COPYRIGHTS

SCHEDULE V
TO SECURITY AGREEMENT
COMMERCIAL TORT CLAIMS

SCHEDULE VI
TO SECURITY AGREEMENT
PLEDGED DEBT

Exhibit A to the
Security Agreement
FORM OF SECURITY AGREEMENT SUPPLEMENT
[Date of Security Agreement Supplement]
[__]
as the Collateral Agent for the
Secured Parties referred to in the
Credit Agreement referred to below

Attn:
[Name of Additional Grantor]
Ladies and Gentlemen:
Reference is made to (i) the Credit Agreement dated as of December 10, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among ABACUS LIFE, INC., a Delaware corporation (the “Borrower”), each lender from time to time party thereto (collectively, the “Lenders” and individually, each a “Lender”), GLAS USA LLC, as Administrative Agent (together with its permitted successors and assigns, the “the Administrative Agent”) and GLAS USA LLC as Collateral Agent (in such capacity, the “Collateral Agent”) and (ii) the Security Agreement dated as of December 10, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Grantors from time to time party thereto and the Collateral Agent. Terms defined in the Credit Agreement or the Security Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement or the Security Agreement (and in the event a term is defined differently in the Credit Agreement and the Security Agreement, the applicable definition shall be the one given to such term in the Security Agreement).
Section 1.    Grant of Security. As collateral security for the payment or performance, as the case may be, in full when due of the Secured Obligations (as defined below), each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in such Grantor’s right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the “Collateral”):
(a)    all Accounts;
(b)    all cash and Cash Equivalents;
(c)    all Chattel Paper;
(d)    all Commercial Tort Claims set forth on Schedule V hereto (as supplemented from time to time or for which notice is required to be provided pursuant to Section 5(b) of the Security Agreement);
(e)    all Deposit Accounts and Securities Accounts (other than Excluded Accounts);

(f)    all Documents;
(g)    all Equipment;
(h)    all Fixtures;
(i)    all General Intangibles, including all Payment Intangibles;
(j)    all Goods;
(k)    all Instruments;
(l)    all Inventory;
(m)    all Letter of Credit Rights;
(n)    the following (the “Security Collateral”):
(i)    solely in the case of Grantors , all intercompany Indebtedness from time to time owed to such Grantor, including the intercompany Indebtedness set forth opposite such Grantor’s name on and otherwise described on Schedule VI (as such Schedule VI may be supplemented from time to time by supplements to this Agreement) (all such intercompany Indebtedness whether or not so set forth being the “Pledged Debt”), and the instruments and promissory notes, if any, evidencing such intercompany Indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Debt; and
(ii)    all Equity Interests of any Subsidiary (except for Excluded Stock)from time to time acquired, owned or held directly by such Grantor in any manner, including the Equity Interests owned or held by each Grantor set forth opposite such Grantor’s name on and otherwise described on Schedule III (as such Schedule III may be supplemented from time to time by supplements to this Agreement) (all such Equity Interests whether or not so set forth being the “Pledged Interests”), and the certificates, if any, representing such shares or units or other Equity Interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other Equity Interests and all warrants, rights or options issued thereon or with respect thereto; provided that such Grantor shall not be required to pledge, and the terms “Pledged Interests” and “Security Collateral” used in this Agreement shall not include, any Equity Interests that constitute Excluded Assets; and
(o)    all Investment Property and all Financial Assets, and all dividends, distributions, return of capital, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange therefor and all warrants, rights or options issued thereon or with respect thereto;
(p)    all licenses, permits, rights, orders, variances, franchises or authorizations from any governmental authority or agency;
(q)    the following (collectively, the “Intellectual Property Collateral”) with respect to any Grantor to the extent governed by, arising under, pursuant to, or by virtue of, the laws of the United States of America:

(i)    all patents, patent applications, and all patentable inventions, including those claimed or disclosed therein and all improvements thereto (“Patents”);
(ii)    all trademarks, trademark applications, service marks, domain names, trade dress, logos, designs, slogans, trade names, business names, corporate names and other source identifiers, whether registered or unregistered (provided that no security interest shall be granted in any United States “intent-to-use” application for registration of a trademark filed pursuant to Section 1(b) of the Lanham Act, to the extent that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability, or result in the voiding, of such intent-to-use trademark application (or any registration that may issue therefrom) under applicable law, rule or regulation), together, in each case, with the goodwill symbolized thereby (“Trademarks”);
(iii)    all copyrights, including copyrights in Software, copyrightable works, works of authorship, internet web sites and the content thereof, whether registered or unregistered (“Copyrights”);
(iv)    all trade secrets and all other confidential or proprietary information and know-how, including manufacturing and production processes and techniques, inventions, innovations, research and development information, databases and data, including technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information (collectively, “Trade Secrets”);
(v)    all registrations and applications for registration for any of the foregoing in the United States Patent and Trademark Office or the United States Copyright Office, including the registrations and applications set forth in Schedule IV hereto (as such Schedule IV may be supplemented from time to time by supplements to this Agreement, each such supplement being substantially in the form of Exhibit B hereto executed by such Grantor in favor of the Collateral Agent from time to time), together with all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations thereof, if any;
(vii)    and any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages;
(r)    all books and records (including customer lists, marketing information, credit files, marketing and sales materials and literature, computer software, computer hardware, computer disks and tapes and other storage media, printouts and other computer output materials and records) of such Grantor pertaining to any of the Collateral;
(s)    all other tangible and intangible personal property of whatever nature whether or not covered by Article 9 of the UCC; and
(t)    all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and Supporting Obligations relating to, any and all of the Collateral (including proceeds, collateral and Supporting Obligations that constitute property of the types described in clauses (a) through (q) of this Section 2), and, to the extent not otherwise included, all payments under insurance (whether or not the Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral;

provided that (i) notwithstanding anything to the contrary contained in the foregoing clauses (a) through (t), the security interest created by this Agreement shall not extend to, and the terms “Collateral,” “Security Collateral,” “Agreement Collateral,” “Intellectual Property Collateral”, “Pledged Interest” and other terms defining the components of the Collateral in the foregoing clauses (a) through (t) shall not include Excluded Assets, (ii) notwithstanding anything to the contrary contained in the foregoing clauses (a) through (t), no Grantor shall be required to (x) take any action or enter into any agreement in contravention of the Perfection Exceptions (as defined in the Credit Agreement) (iii) the covenants, representations and warranties or other agreements of any Grantor with respect to Collateral shall not at any time be deemed to apply to any property or asset constituting an Excluded Asset, and until such property or asset ceases to constitute an Excluded Asset and (iv) no representation, warranty or covenant contained in this Agreement or any other Loan Document shall apply to any Excluded Assets.
Section 2.    Security for Obligations. The grant of a security interest in the Collateral by the undersigned under this Security Agreement Supplement and the Security Agreement secures the payment of all Secured Obligations of the undersigned now or hereafter existing under or in respect of the Loan Documents (as such Loan Documents may be amended, restated, amended and restated, supplemented, replaced, refinanced or otherwise modified from time to time (including any increases of the principal amount outstanding thereunder)), whether voluntary or involuntary, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise. Without limiting the generality of the foregoing, this Security Agreement Supplement and the Security Agreement secures the payment of all amounts that constitute part of the Secured Obligations that would be owed by the Grantor to any Secured Party under the Loan Documents but for the fact that they are unenforceable or not allowable due to the effects of Debtor Relief Laws.
Section 3.    Supplements to Security Agreement Schedules. The undersigned has attached hereto supplemental Schedules I through VI, to the Security Agreement, and the undersigned hereby certifies, as of the date first above written, that such supplemental schedules have been prepared by the undersigned in substantially the form of the equivalent Schedules to the Security Agreement and are complete and correct in all material respects as of the date hereof.
Section 4.    Authorization to File UCC Statements. The undersigned hereby authorizes the Collateral Agent (without obligation) to file, at any time or from time to time, one or more UCC financing or continuation statements, and amendments thereto, including one or more UCC financing statements indicating that such financing statements cover all assets or all personal property, whether now owned or hereafter acquired (or words of similar effect) of the undersigned, in each case without the signature of the undersigned, and regardless of whether any particular asset described in such financing statements falls within the scope of the UCC or the granting clause of this Security Agreement Supplement.
Section 5.    Representations and Warranties. The undersigned hereby makes each representation and warranty set forth in Section 7 of the Security Agreement with respect to itself (as supplemented by the attached supplemental schedules) as of the date hereof.
Section 6.    Obligations Under the Security Agreement. The undersigned hereby agrees, as of the date first above written, to be bound as a Grantor by all of the terms and provisions of the Security Agreement to the same extent as each of the other Grantors. The undersigned further agrees, as of the date first above written, that each reference in the Security Agreement to an “Additional Grantor” or a “Grantor” shall also mean and be a reference to the undersigned and that each reference to the

“Collateral” or any part thereof shall also mean and be a reference to the undersigned’s Collateral or part thereof, as the case may be.
Section 7.    Governing Law; Jurisdiction; Etc.
(a)    THIS SECURITY AGREEMENT SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)    SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS SECURITY AGREEMENT SUPPLEMENT TO WHICH IT IS A PARTY TO THE EXCLUSIVE GENERAL JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK FOR THE COUNTY OF NEW YORK (THE “NEW YORK SUPREME COURT”), AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK (THE “FEDERAL DISTRICT COURT”, AND TOGETHER WITH THE NEW YORK SUPREME COURT, THE “NEW YORK COURTS”) AND APPELLATE COURTS FROM EITHER OF THEM; PROVIDED THAT NOTHING IN THIS SECURITY AGREEMENT SUPPLEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE (I) ANY AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS (IN WHICH CASE ANY PARTY SHALL BE ENTITLED TO ASSERT ANY CLAIM OR DEFENSE, INCLUDING ANY CLAIM OR DEFENSE THAT THIS SECTION 7 WOULD OTHERWISE REQUIRE TO BE ASSERTED IN A LEGAL ACTION OR PROCEEDING IN A NEW YORK COURT), OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE COLLATERAL AGENT OR ANY OTHER AGENT, (II) ANY PARTY FROM BRINGING ANY LEGAL ACTION OR PROCEEDING IN ANY JURISDICTION FOR THE RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT, (III) IF ALL SUCH NEW YORK COURTS DECLINE JURISDICTION OVER ANY PERSON, OR DECLINE (OR, IN THE CASE OF THE FEDERAL DISTRICT COURT, LACK) JURISDICTION OVER ANY SUBJECT MATTER OF SUCH ACTION OR PROCEEDING, A LEGAL ACTION OR PROCEEDING MAY BE BROUGHT WITH RESPECT THERETO IN ANOTHER COURT HAVING JURISDICTION AND (IV) IN THE EVENT A LEGAL ACTION OR PROCEEDING IS BROUGHT AGAINST ANY PARTY HERETO OR INVOLVING ANY OF ITS ASSETS OR PROPERTY IN ANOTHER COURT (WITHOUT ANY COLLUSIVE ASSISTANCE BY SUCH PARTY OR ANY OF ITS SUBSIDIARIES OR AFFILIATES), SUCH PARTY FROM ASSERTING A CLAIM OR DEFENSE (INCLUDING ANY CLAIM OR DEFENSE THAT THIS SECTION 7 WOULD OTHERWISE REQUIRE TO BE ASSERTED IN A LEGAL ACTION OR PROCEEDING IN A NEW YORK COURT) IN ANY SUCH ACTION OR PROCEEDING.
(c)    WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT SUPPLEMENT IN ANY COURT REFERRED TO IN SECTION 23(B). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 18 OF THE

SECURITY AGREEMENT. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
Section 8.    Collateral Agent. In entering this Security Agreement Supplement, the Collateral Agent shall be entitled to the same rights, protections, privileges, immunities and indemnities as afforded to the Collateral Agent under the Security Agreement as if the same were fully set forth herein.

[Remainder of the page intentionally left in blank.]

Very truly yours,
[NAME OF ADDITIONAL GRANTOR]
By:
Name:
Title:
Address for notices:

Acknowledged,
GLAS USA LLC,
as Collateral Agent
By:
    Name
    Title:

Exhibit B to the
Security Agreement
FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT
This INTELLECTUAL PROPERTY SECURITY AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, the “IP Security Agreement”) dated [_______________], [_______], is among the Persons listed on the signature pages hereof (collectively, the “Grantors”) and GLAS USA LLC, as Collateral Agent (the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).
WHEREAS, ABACUS LIFE, INC., a Delaware corporation (the “Borrower”) has entered into the Credit Agreement, dated as of December 10, 2024 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among, inter alios, the Borrower, each lender from time to time party thereto (collectively, the “Lenders” and individually, each a “Lender”), GLAS USA LLC, as Collateral Agent (as amended, amended and restated, supplemented, replaced, refinanced or otherwise modified from time to time (including any increases of the principal amount outstanding thereunder), the “Credit Agreement”). Terms defined in the Credit Agreement or in the Security Agreement (as defined below) and not otherwise defined herein are used herein as defined in the Credit Agreement or the Security Agreement, as the case may be (and in the event a term is defined differently in the Credit Agreement and the Security Agreement, the applicable definition shall be the one given to such term in the Security Agreement);
WHEREAS, as a condition precedent to the making of the Loans by the Lenders from time to time, each Grantor has executed and delivered that certain Security Agreement, dated December 10, 2024, among the Grantors and the Collateral Agent (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”).
WHEREAS, under the terms of the Security Agreement, the Grantors have granted to the Collateral Agent, for the benefit of the Secured Parties, a security interest in, among other property, certain intellectual property of the Grantors, and have agreed thereunder to execute this IP Security Agreement for recording with the United States Patent and Trademark Office and the United States Copyright Office, as applicable.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:
SECTION 1.    Grant of Security. As collateral security for the payment or performance, as the case may be, in full when due of the Secured Obligations (as defined below), each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in such Grantor’s right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Grantor, and whether now or hereafter existing or arising (collectively, the “Collateral”):
(i)    all issued U.S. patents and U.S. patent applications (“Patents”);
(ii)    all registered U.S. trademarks and U.S. trademark applications (provided that no security interest shall be granted in any United States “intent-to-use” application for registration of a trademark filed pursuant to Section 1(b) of the Lanham Act prior to the filing and acceptance of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege

Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, to the extent that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability, or result in the voiding, of such intent-to-use trademark application (or any registration that may issue therefrom) under applicable law, rule or regulation), together, in each case, with the goodwill symbolized thereby (“Trademarks”);
(iii)    all registered U.S. copyrights(“Copyrights”); and
(iv)    and any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages;
provided that (i) notwithstanding anything to the contrary contained in the foregoing clauses (i) through (iv), the security interest created by this Agreement shall not extend to and shall not include any Excluded Assets.
Section 2    Security for Obligations. The grant of a security interest in the Collateral by each Grantor under this IP Security Agreement secures the payment of all Secured Obligations of such Grantor now or hereafter existing under or in respect of the Loan Documents (as such Loan Documents may be amended, restated, amended and restated, supplemented, replaced, refinanced or otherwise modified from time to time (including any increases of the principal amount outstanding thereunder)), whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise. Without limiting the generality of the foregoing, this IP Security Agreement secures, as to each Grantor, the payment of all amounts that constitute part of the Secured Obligations that would be owed by such Grantor to any Secured Party under the Loan Documents but for the fact that they are unenforceable or not allowable due to the effects of Debtor Relief Laws.
Section 3    Recordation. Each Grantor authorizes and requests that the Register of Copyrights, the Commissioner for Patents and the Commissioner for Trademarks and any other applicable government officer in the United States record this IP Security Agreement.
Section 4    Execution in Counterparts. This IP Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this IP Security Agreement by telecopier or in .pdf or similar format by electronic mail shall be effective as delivery of an original executed counterpart of this IP Security Agreement.
Section 5    Grants, Rights and Remedies. This IP Security Agreement has been entered into in conjunction with the provisions of the Security Agreement. Each Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this IP Security Agreement and the terms of the Security Agreement, the terms of the Security Agreement shall govern.
Section 6.    Governing Law; Jurisdiction; Etc.

(a)    THIS IP SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD FOR ITS CONFLICTS OF LAW PRINCIPLES.
(b)    Section 23(b) through (d) of the Security Agreement are incorporated herein by reference, mutatis mutandis.
IN WITNESS WHEREOF, each Grantor and the Collateral Agent have caused this IP Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first written above.
[NAMES OF ENTITIES OWNING IP]
By:
Name:
Title:

GLAS USA LLC,
as Collateral Agent
By:
    Name:
    Title: